Exhibit 23.1

                    Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 1997 with respect to the consolidated financial statements and financial statement schedule of the Diamond Shamrock operations of Ultramar Diamond Shamrock Corporation included in Ultramar Diamond Shamrock Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PRICE WATERHOUSE LLP
    PRICE WATERHOUSE LLP


San Antonio
May 22, 1997




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